Exhibit 23.1 - Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36693 on Form S-8 of Capital City Bank Group, Inc. of our report dated June 21, 2010 appearing in this Annual Report on Form 11-K of Capital City Bank Group, Inc. 401(k) Plan for the year ended December 31, 2009.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Fort Lauderdale, Florida
June 21, 2010